UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2009

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2009, Fortune Brands, Inc. (the “Company”) and Barclays Capital Inc. and J.P. Morgan Securities Inc., acting for themselves and as representatives of the other several underwriters, entered into an Underwriting Agreement (the “Underwriting Agreement”) in connection with the offer and sale of $400 million aggregate principal amount of its 3.000% Notes due 2012 (the “Notes”) in an underwritten public offering (the “Offering”). The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type. The issuance and sale of the Notes closed on November 23, 2009.

The Securities were offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3ASR (Registration Statement No. 333-159008), filed with the Securities and Exchange Commission on May 6, 2009, as supplemented by the final prospectus supplement dated November 18, 2009 filed with the Securities and Exchange Commission on November 19, 2009.

The Notes were issued pursuant to the Indenture dated as of April 15, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon (formerly The Chase Manhattan Bank), as trustee. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default and other customary provisions.

The Notes will mature on June 1, 2012 and bear interest at a fixed rate of 3.000% per annum. The Company will pay interest on the Notes from November 23, 2009 semi-annually, in arrears, on June 1 and December 1 of each year, beginning June 1, 2010. The Notes constitute unsecured and unsubordinated obligations of the Company and will rank on a parity with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

At its option, the Company may redeem the Notes in whole or in part, at any time before their maturity, at a redemption price equal to the greater of (i) the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of the Notes to be redeemed (excluding interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the applicable Treasury Rate (as defined in the Notes) plus 40 basis points.

If a Change of Control Triggering Event (as defined in the Notes) occurs, the Company will be required to make an offer on the terms set forth in the Notes to each holder of the Notes to repurchase all or any part of that holder’s Notes at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

From time to time in the ordinary course of their respective businesses, certain of the underwriters, the indenture trustee and their affiliates have engaged in and may in the future engage in commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services with the Company and its affiliates for which they have received or will receive fees and commissions. Certain of the underwriters or their affiliates hold indebtedness that will be repaid with proceeds from the sale of the Notes as described in the prospectus supplement referred to above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1	Underwriting Agreement, dated November 18, 2009, between the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc. on behalf of the several underwriters named therein in connection with the offer and sale of $400 million aggregate principal amount of the Company’s 3.000% Notes due 2012.

4	Form of Global Note for the Company’s 3.000% Notes due 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

Date: November 23, 2009	By	/S/ LAUREN S. TASHMA
	Name:	Lauren S. Tashma
	Title:	Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

1	Underwriting Agreement, dated November 18, 2009, between the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc. on behalf of the several underwriters named therein in connection with the offer and sale of $400 million aggregate principal amount of the Company’s 3.000% Notes due 2012.

4	Form of Global Note for the Company’s 3.000% Notes due 2012.